UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 8, 2007
TRIAD FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	333-126538 (Commission File Number)	33-0356705 (IRS Employer Identification No.)
7711 Center Avenue, Suite 100
Huntington Beach, California 92647
(Address of principal executive offices, including zip code)
(714) 373-8300
(Registrant’s telephone number, including area code)
n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d), (e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02(d), (e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 8, 2007, the Compensation Committee of Triad Financial Corporation (the “Company”) agreed to increase the salaries of certain officers. Mr. Daniel D. Leonard, the Company’s President and Chief Executive Officer, will be paid an annual salary of $350,000. Mr. Mike L. Wilhelms, the Company’s Chief Financial Officer, will be paid $270,000 annually. Mr. Chris A. Goodman, Senior Vice President-Direct Channel Operations and a named executive officer, will be paid $270,000 annually. Mr. Goodman’s employment agreement, which expires in less than a year, will be modified to reflect this salary increase and to provide for an extension. Mr. Carl B. Webb, a director and the former President and Chief Executive Officer of the Company, will enter into a consulting agreement with the Company, under which he will paid a base consulting fee of $250,000 annually.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIAD FINANCIAL CORPORATION
Date: August 14, 2007	/s/ Timothy M. O'Connor
	Name:	Timothy M. O’Connor
	Title:	Senior Vice President